                                 EXHIBIT 99.1
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                                                                    Exhibit 99.1
                                REVOCABLE PROXY
                            Public Bank Corporation
                               2500 13th Street
                           St. Cloud, Florida 34769

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PUBLIC BANK CORPORATION ("PBC") FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _________________, 1998, AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF (THE "SPECIAL MEETING").

     The undersigned, being a Shareholder of PBC, hereby appoints H. Clay Whaley, Jr. and Henry C. Yates, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions on the reverse side hereof:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 5, 1998 (the "Merger Agreement"), by and between PBC and Alabama National BanCorporation ("ANB"), pursuant to which, among other matters (a) PBC would be merged with and into ANB and (b) each share of PBC common stock will be converted into the right to receive 0.2353134 shares of ANB common stock. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Proxy Statement and Prospectus.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Please mark, date and sign this Proxy below and return promptly using the enclosed envelope.

               THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


     THE UNDERSIGNED ACKNOWLEDGES THAT THE SPECIAL MEETING MAY BE POSTPONED OR ADJOURNED TO A DATE SUBSEQUENT TO THE DATE SET FORTH ABOVE, AND INTENDS THAT THIS PROXY SHALL BE EFFECTIVE AT THE SPECIAL MEETING AFTER SUCH POSTPONEMENT(S) OR ADJOURNMENT(S). THIS PROXY IS REVOCABLE, AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME BY DELIVERY OF WRITTEN NOTICE OF SUCH REVOCATION TO PBC, PRIOR TO THE DATE OF THE SPECIAL MEETING, OR BY ATTENDANCE AT THE SPECIAL MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER.

 ELECTION TO APPROVE            FOR                     AGAINST                ABSTAIN from
THE MERGER:            Approval of the Merger     Approval of the Merger    Approval of the Merger

                                 [_]                       [_]                       [_]


                                              Signature(s):_____________________
                                              Date:_____________________________

                                              NOTE: Please sign exactly as name
                                              appears above.  When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such.  If a
                                              corporation, please sign in full
                                              corporation name by president or
                                              other authorized officer.  If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.